EXHIBIT 99.1

Crush Creative, Inc.

Balance Sheets

June 30, 2005 and 2004

(Unaudited)

Assets	June 30,
	2005	2004
Current assets
Cash and cash equivalents	$629,045	$737,444
Accounts receivable, net (Note 2)	3,981,008	3,210,533
Inventories (Note 3)	511,599	678,088
Prepaid expenses and other current assets	102,866	142,831
Notes receivable (Note 8)	- -	2,162,463
Interest receivable	- -	17,558

Total current assets	5,224,518	6,948,917

Property and equipment, net (Note 4)	3,312,752	3,577,163

Other assets
Deposits	8,231	1,090
Goodwill	3,040,707	3,040,707

Total other assets	3,048,938	3,041,797

Total assets	$11,586,208	$13,567,877

	June 30,
	2005	2004
Liabilities and Shareholders' Equity

Current liabilities
Line of credit (Note 5)	$600,000	$160,000
Current maturities of long-term debt (Note 6)	745,487	711,809
Current obligations under capital leases (Note 7)	92,594	199,316
Accounts payable	1,044,466	1,153,700
Accrued expenses	920,170	1,096,355

Total current liabilities	3,402,717	3,321,180

Noncurrent liabilities
Long-term debt (Note 6)	954,168	1,530,072
Obligations under capital leases (Note 7)	207,728	203,240

Total noncurrent liabilities	1,161,896	1,733,312

Total liabilities	4,564,613	5,054,492

Commitments and contingencies (Note 12)

Shareholders' equity
Common stock, 2,000,000 shares authorized, 1,000,000 shares issued and outstanding	49,938	49,938
Additional paid-in capital	5,296,563	7,396,563
Retained earnings	1,675,094	1,066,884

Total shareholders' equity	7,021,595	8,513,385

Total liabilities and shareholders' equity	$11,586,208	$13,567,877

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Statements of Income

Six Months Ended June 30, 2005 and 2004

(Unaudited)

	Six Months Ended June 30,
	2005		2004
	Amount	Percent	Amount	Percent

Net sales	$9,371,806	100.0	$8,612,519	100.0

Cost of sales	5,409,918	57.7	5,129,257	59.5

Gross profit	3,961,888	42.3	3,483,262	40.5

Operating expenses	3,604,355	38.3	3,348,793	39.1

Operating income	357,533	4.0	134,469	1.4

Other income (expense):
Interest income	3,093	- -	19,357	0.2
Interest expense	(60,877)	(0.6)	(67,237)	(0.8)
Rental income	35,100	0.4	26,622	0.3
Loss on sale of property and equipment	(9,568)	(0.1)	- -	- -
Miscellaneous income	25,719	0.3	4,330	0.1

Total other expense	(6,533)	- -	(16,928)	(0.2)

Income before provision for income taxes	351,000	4.0	117,541	1.2

Provision for income taxes	6,500	0.1	800	- -

Net income	$344,500	3.9	$116,741	1.2

Less distributions	(285,008)		(274,291)

Retained earnings - beginning	1,615,602		1,224,434

Retained earnings - end	1,675,094		1,066,884

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Statements of Cash Flows

Six Months Ended June 30, 2005 and 2004

(Unaudited)

	Six Months Ended June 30,
Cash Flows from Operating Activities	2005	2004
Net income	$344,500	$116,741
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of property and equipment	9,568	- -
Bad debt expense	44,911	21,738
Depreciation and amortization	558,637	497,806
Decrease (increase) in:
Accounts receivable	(936,102)	121,442
Inventory	(34,665)	(187,229)
Prepaid expenses and other current assets	85,533	194,975
Interest Receivable	- -	56,706
Deposit	57,177	3,726
Increase in:
Accounts payable	341,864	296,236
Accrued expenses	44,906	250,361

Total adjustments	171,829	1,255,761

Net cash provided by operating activities	516,329	1,372,502

Cash Flows from Investing Activities
Proceeds from sale of property and equipment	2,000	- -
Purchases of property and equipment	(296,917)	(346,838)
Loans made	- -	(62,463)
Collection of notes receivable	30,326	- -

Net cash used in investing activities	(264,591)	(409,301)

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Statements of Cash Flows

Six Months Ended June 30, 2005 and 2004

(Unaudited)

	Six Months Ended June 30,
	2005	2004
Cash Flows from Financing Activities
Net proceeds from line of credit	$400,000	$	- -
Payments on long-term debt	(371,322)		(322,155)
Payments on obligations under capital leases	(96,326)		(109,364)
Distributions to shareholders	(285,008)		(274,291)

Net cash used in financing activities	(352,656)		(705,810)

Net increase (decrease) in cash and cash equivalents	(100,918)		(257,391)

Cash and Cash Equivalents at Beginning of Period	729,963		480,053

Cash and Cash Equivalents at End of Period	$629,045		$737,444

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest	$60,877		$67,237
Income taxes	$4,892		$800

Supplemental Schedule of Noncash Investing and Financing Activities
Long-term debt incurred to purchase property and equipment	$185,000		$270,000

Capital lease obligation incurred to purchase property and equipment	$45,971		$63,729

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Notes to Unaudited Financial Statements

Six Months Ended June 30, 2005 and 2004

Note 1.	Summary of Significant Accounting Policies

Company Background

Crush Creative, Inc (the Company) operates one of the largest digital photographic and imaging production facilities in Burbank, California, and primarily services the creative communities of southern California and Western United States.

Unaudited Financial Information

The information as of and for the six months ended June 30, 2005 and 2004 has not been audited by the Company’s independent registered public accounting firm, but includes all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for such periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions made by management are, but not limited to, reserves for inventory obsolescence, and depreciation and amortization expenses.

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company classifies all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at original invoice amount, net of the allowance for doubtful accounts. Management considers receivable past due if it is 31 days past the end of previous months. The allowance for doubtful accounts is based on management’s identification of troubled accounts and estimation of future losses based on historical experience. Actual losses may differ from management’s current estimate. The allowance method of accounting for bad debts is used for financial reporting purposes and the direct write-off method is used for income tax purposes.

Inventories

Inventories are stated at lower of cost or market, cost being determined on a first-in, first-out basis. Management periodically reviews the age and turnover of its inventories to determine whether any inventory has declined in value or become obsolete. The Company records a charge to operations for any know and anticipated inventory obsolescence.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is computed on a straight-line method for financial reporting purposes and on the MACRS method over statutory lives for income tax purposes. Leasehold improvements are amortized over the estimated useful life of the asset or lease term, whichever is shorter. The estimated useful lives of the assets are:

Machinery and equipment 2-7 years
Automobiles 5-7 years
Office equipment 5-7 years
Leasehold improvements 15 years

Expenditures for maintenance and repairs are expensed as incurred while major renewals and betterments are capitalized and are subject to depreciation over the estimated useful lives. When property and equipment is retired or sold, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Impairment of Long-Lived Assets and Intangible Assets

Goodwill reflected on the balance sheet represents the cost of purchased goodwill related to several business acquisitions, net of amortization totaling $450,040 through the end of 2001. Effective January 1, 2002, the Company discontinued amortization of this asset in order to comply with guidance provided under SFAS No. 142, Goodwill and Other Intangible Assets, which requires that the unamortized value of purchased goodwill be evaluated annually for impairment.

In management’s opinion, there has been no impairment to the value of recorded long-lived assets and goodwill during the six months ended June 30, 2005 and 2004.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for years beginning after May 31, 2002. Under the provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their proportionate share of the Company’s taxable income. Accordingly, no provision or liability for Federal income taxes has been made in the accompanying financial statements. The California state tax rate for a Subchapter S corporation is 1.5%, subject to minimum tax of $800.

Revenue and Cost Recognition

The Company recognizes revenues on the completed-contract method. That method is used because the typical contract is completed in one month or less, and financial position and results of operations would not vary materially from those that would result using the percentage-of-completion method. A contract is considered complete when the product is shipped and the customer has accepted the work.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Shipping and Handling Costs

It is the Company’s policy to classify shipping and handling costs as part of operating expenses in the statements of income. Total delivery costs were $255,299 and $237,503 for the six months ended June 30, 2005 and 2004, respectively.

Advertising Costs

Advertising and promotion costs are expensed as incurred. Total advertising expense for the six months ended June 30, 2005 and 2004 was $77,917 and $123,182, respectively.

Crush Creative, Inc.

Notes to Unaudited Financial Statements

Six Months Ended June 30, 2005 and 2004

Note 2.	Allowance for Doubtful Accounts

An analysis of the activity in the allowance for doubtful accounts for the six months ended June 30, 2005 and 2004 is as follows:

	2005	2004
Balance, beginning of period	$18,489	$56,834
Provision for losses on accounts receivable	63,461	21,738
Accounts charged-off, net	(10,081)	(7,572)

Balance, end of period	$71,869	$71,000

Note 3.	Inventories

The components of inventories at June 30, 2005 and 2004 are as follows:

	2005	2004
Raw materials	$445,070	$473,250
Work in process	67,369	85,238
Finished goods	- -	117,700
Equipment parts	19,160	21,900

	531,599	698,088
Less reserve for inventory obsolescence	(20,000)	(20,000)

	$511,599	$678,088

Note 4.	Property and Equipment

The Company's property and equipment and accumulated depreciation and amortization at June 30, 2005 and 2004 are as follows:
	2005	2004
Machinery and equipment	$4,836,459	$4,967,655
Automobiles	189,322	215,553
Office equipment	963,824	817,097
Leasehold improvements	1,515,864	1,428,124
Equipment purchased but not placed in service	47,020	- -

	7,552,489	7,428,429
Less accumulated depreciation and amortization	(4,239,737)	(3,851,266)
	$3,312,752	$3,577,163

Total depreciation and amortization expense amounted to $558,637 and $497,806 for the six months ended June 30, 2005 and 2004, respectively.

Note 5.	Line of Credit

The Company has various credit facilities with a bank. The credit facilities include a $1,000,000 revolving line of credit and various notes payable (see Note 6). The credit facility and the notes payable are secured by substantially all assets of the Company, and are personally guaranteed by certain stockholders of the Company. The revolving line of credit bears interest at the bank’s reference rate plus 0.25% and expired on April 1, 2006. The reference rate was 6% and 4.25% at June 30, 2005 and 2004, respectively. The outstanding balance on the revolving line of credit was $600,000 and $160,000 at June 30, 2005 and 2004, respectively. The loan agreement also contains various covenants and restrictions including, but not limited to, (i) maintenance of minimum tangible net worth; (ii) maintenance of minimum debt service coverage ratio; (iii) maintenance of net cash flow; and (iv) maintenance of minimum quick ratio. The Company was in compliance with all required covenants and restrictions as of June 30, 2005.

Crush Creative, Inc.

Notes to Unaudited Financial Statements

Six Months Ended June 30, 2005 and 2004

Note 6.	Long-Term Debt

Long-term debt consists of the following at June 30, 2005:	2005	2004

Note payable, Bank, payable in monthly installments of $15,833 plus interest at 4.55%. The note matures on December 15, 2006	$285,000	$475,000

Note payable, Bank, payable in monthly installments of $35,000 plus interest at 4.25%. The note matures on November 30, 2007	1,015,000	1,435,000

Notes payable to Ford Motor Company, secured by various automobiles, payable in monthly principal payments ranging from $332 to $461. The notes are non-interest bearing and mature on various dates from August 2005 through April 2008	27,572	61,881

Note payable, Bank, payable in monthly installments of $5,625 plus interest at 4.8%. The note matures on June 15, 2008	202,500	270,000

Note payable, Bank, payable in monthly installments of $3,854 plus interest at 5.49%. The note matures on December 15, 2008	169,583	- -

	1,699,655	2,241,881
Less current portion	(745,487)	(711,809)

	$954,168	$1,530,072

Interest expense on long-term debt for the six months ended June 30, 2005 was $49,275 and $34,586, respectively.

Aggregate maturities or payments required on principal under long-term debt for the succeeding twelve months are as follows:

Twelve Months Ending June 30,

2006	$745,487
2007	634,585
2008	288,750
2009	30,833

$1,699,655

Note 7.	Obligations under Capital Leases

The capitalized cost of the assets acquired under capital leases is $451,740 and $996,327 as of June 30, 2005 and 2004, respectively. These assets are included in property and equipment, net of accumulated depreciation of $153,934 and $468,813 as of June 30, 2005 and 2004, respectively. Total depreciation expense related to assets under capital leases was $40,992 and $75,771 for the six months ended June 30, 2005 and 2004, respectively.

At June 30, 2005, minimum future lease payments under the capital lease are as follows:

Twelve Months Ending June 30,

2006	$111,837
2007	115,244
2008	85,712
2009	11,777
2010	11,777
Thereafter	5,889

Total minimum lease payments	342,236
Less amounts representing interest	(41,914)

Present value of future minimum lease payments	300,322
Less current portion	(92,594)

Long-term portion	$207,728

Interest expense on capital lease obligations for the six months ended June 30, 2005 and 2004 was $11,602 and $32,651, respectively.

Note 8.	Notes Receivable - Shareholders

The Company lent $2,100,000 to the shareholders on May 29, 2002 to assist with the initial purchase of the Company. The Company has distributed these notes due from the shareholders subsequent to June 30, 2004.

Crush Creative, Inc.

Notes to Unaudited Financial Statements

Six Months Ended June 30, 2005 and 2004

Note 9.	Concentration of Credit Risk

Major Customer

Included in accounts receivable at June 30, 2005 and 2004 was approximately $277,747 and $157,125 due from one customer. Total sales to this customer amounted to approximately 12% and 10% of total net sales revenue for the six months ended June 30, 2005 and 2004, respectively.

Concentration of Cash Balances

The Company maintains its cash and cash equivalents balances in federally insured bank accounts. At times, the balance in the accounts may be in excess of federally insured limits. The Company’s uninsured cash balances at June 30, 2005 and 2004 totaled $588,965 and $397,446, respectively. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

Note 10.	Related Party Transactions

In the six months ended June 30, 2005 and 2004, the Company incurred $18,000 and $9,000, respectively in director’s fees in order to compensate one of its board members who assumed additional risks by personally guaranteeing the Company’s credit facility from the bank. At June 30, 2005, $3,000 of the director’s fees was accrued as part of accounts payable.

In the six months ended June 30, 2005 and 2004, the Company paid $10,000 and $22,800, respectively to one of the board members who provided counseling and training programs to the Company employees through April 2005. There was no amount due to this board member as of June 30, 2005. At June 2004, $3,800 of counseling and training expense due to this board member was accrued as part of accounts payable.

Note 11.	Employee Benefit Plan

The Company established a qualified profit sharing 401(k) plan in January 1989 covering substantially all employees who have completed one year of service with a minimum of 1,000 hours of service and have attained age 21. The participants may elect to defer a percentage of their compensation up to an amount allowable by Internal Revenue Code. The employer’s matching contribution would equal to a percentage of the participant’s contributions determined by the employer annually, up to 6% of the participant’s compensation. In addition, the employer may make a discretionary profit sharing contribution to the plan

In the six months ended June 30, 2005 and 2004, the employer’s matching contributions was 25% of the participant’s contributions up to 6% of the participants’ compensation. The employer matching contributions to the Plan amounted to $33,382 and $30,758 for the six months ended June 30, 2005 and 2004, respectively. No discretionary profit sharing contributions were made to the plan during the six months ended June 30, 2005 and 2004.

Crush Creative, Inc.

Notes to Unaudited Financial Statements

Six Months Ended June 30, 2005 and 2004

Note 12.	Commitments and Contingencies

Operating Leases

The Company leases its facility under a non-cancelable operating lease expiring on July 31, 2011. The Company has the option to extend the term of the lease for an additional five-year period upon the expiration date of the lease. In addition, the Company also leases equipment under a non-cancelable operating lease, which expired in January 2006.

Future minimum payments, by twelve months and in the aggregate, required under non-cancelable operating lease consist of the following at June 30:

Twelve Months Ending June 30,
2006	$736,110
2007	713,187
2008	713,187
2009	713,187
2010	713,187
Thereafter	772,619

Total minimum lease payments	$4,361,477

The rent expense for the six months ended June 30, 2005 amounted to $372,273 and $372,278, respectively.

The Company subleases a portion of its facility through a non-cancelable sublease which expires on January 31, 2008. The following is a schedule of sublease income to be received under the sublease at June 30:

Twelve Months Ending June 30,

2006	$73,590
2007	73,590
2008	42,928

Total minimum lease payments	$190,108

The total rental income for the six months ended June 30, 2005 amounted to $35,100 and $26,622, respectively.

Lawsuit

In the ordinary course of conducting its business, the Company, along with the shareholders of the Company, has become involved in various lawsuits. Some of these proceedings may result in judgments being assessed against the Company which, from time to time, may have an impact on net income. No amount has been accrued in these financial statements since the outcome of these proceedings is uncertain, and the amount of resulting liability, if any, cannot be determined at this time. Management does not expect the final outcome of filed lawsuits to have a material adverse effect on its financial position.

Note 13.	Subsequent Event

On August 8, 2005, the Company’s assets and name was sold to a Delaware limited liability company (Merisel, Inc.). In accordance with the terms of the asset purchase agreement, Merisel, Inc. acquired substantially all assets and assumed all liabilities of the Company, subject to certain exclusions, for a consideration of approximately $7,000,000 plus contingent payments as defined to be paid over earn-out periods through August 31, 2009, subject to certain adjustments in the event that the Company fails to meet certain financial goals.

In conjunction with the asset purchase agreement, the Company paid off its notes payable due to the bank with an aggregate outstanding balance of $1,672,083 as of June 30, 2005 and terminated its employee benefit plan on August 8, 2005.